UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☒	Preliminary Proxy statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GENSPERA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on November 13, 2015

The proxy statement and annual report to security holders are available at

www.astproxyportal.com/ast/15944/

NOTICE OF 2015 ANNUAL MEETING OF shareholders AND PROXY STATEMENT

To Be Held On November 13, 2015

Dear Shareholder:

We are hereby pleased to invite you to the 2015 annual meeting of shareholders (the “Annual Meeting”) of GenSpera, Inc., a Delaware corporation (the “Company”), which will be held on Friday, November 13, 2015 at 10:00 a.m. Central Time at 2511 N Loop 1604 W, Suite 204, San Antonio, Texas 78258. Details regarding the business to be conducted at the Annual Meeting are described in this proxy statement (the “Proxy Statement”). The following summarizes the matters to be voted upon at the Annual Meeting:

1.	Election of four (4) members to the board of directors (“Board”) to serve for the following year or until their respective successors are elected and qualified;

2.	Ratification of Liggett, Vogt & Webb, P.A. as the Company’s independent registered public accounting firm for 2015;

3.	An advisory vote to approve executive compensation (non-binding);

4.	An advisory vote to approve the frequency of holding future advisory votes on executive compensation every 1, 2 or 3 years (non-binding);

5.	Approval of an amendment to the Company’s amended and restated certificate of incorporation (“Certificate”) to authorize the Board of Directors (the “Board”) of the Company to effect a reverse stock split of the Company’s common stock by a ratio of not less than 1-for-2 and not more than 1-for-30, with the Board having the discretion as to whether or not the reverse split is to be effected at any time prior to the first anniversary date of this meeting of shareholders, and with the exact ratio of any reverse split to be set at a whole number within the above range as determined by the Board in its sole discretion (the “Reverse Split”); and

6.	To transact such other business as may properly come before the Annual Meeting and any postponement(s) or adjournment(s) thereof.

Only shareholders of record as of the close of business on October 6, 2015 are entitled to receive notice of, to attend, and to vote at, the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the internet, as well as by telephone, or by mailing a proxy or voting instruction form. Please review the instructions on each of your voting options described in this Proxy Statement.

Thank you for your ongoing support of, and continued interest in GenSpera. We look forward to seeing you at our Annual Meeting.

Sincerely,

/s/ Craig Dionne
Craig Dionne, Ph.D
Chief Executive Officer

[*], 2015

GENSPERA, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date	10:00 a.m. Central Time, on November 13, 2015.

Place	2511 N Loop 1604 W, Suite 204, San Antonio, Texas 78258

Items of Business	(1)	To elect four (4) members to the Board of Directors to serve for the following year or until their respective successors are elected and qualified

(2)	To ratify the appointment of Liggett, Vogt & Webb, P.A. as the Company’s independent registered public accounting firm for 2015.

(3)	An advisory vote to approve executive compensation (non-binding)

(4)	An advisory vote to approve the frequency of holding future advisory votes on executive compensation every 1, 2 or 3 years (non-binding).

(5)	To approve an amendment to the Company’s Certificate to authorize the Board to effect a reverse stock split of the Company’s common stock by a ratio of not less than 1-for-2 and not more than 1-for-30, with the Board having the discretion as to whether or not the reverse split is to be effected at any time prior to the first anniversary date of this meeting of shareholders, and with the exact ratio of any reverse split to be set at a whole number within the above range as determined by the Board in its sole discretion (the “Reverse Split”);

(6)	To transact such other business as may properly come before the Annual Meeting and any postponement(s) or adjournment(s) thereof.

Adjournments and Postponements	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a GenSpera shareholder as of the close of business on October 6, 2015 (“Record Date”).

Meeting Admission

You are entitled to attend the Annual Meeting only if you were a GenSpera shareholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a shareholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or similar evidence of ownership.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. For security reasons, you and your bags will be subject to search prior to your admittance to the meeting. Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card, or, if you vote by telephone or over the internet, by indicating your plans when prompted.

The Annual Meeting will begin promptly at 10:00, a.m. Central Time. Check-in will begin at 9:30 a.m. local time, and you should allow ample time for the check-in procedures.

Voting	Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials (“Notice”) you received with the Proxy Statement, the section entitled Questions and Answers About the Proxy Materials and the Annual Meeting beginning on page 5 of this proxy statement or, your enclosed proxy card.

By order of the Board of Directors,

Craig Dionne, Ph.D

Chairman of the Board

Chief Executive Officer

This notice of Annual Meeting and proxy statement and form of proxy are being distributed and made available on or about [*], 2015.

In this proxy statement, the words “GenSpera,” “the Company,” “we,” “our,” “ours,” “us” and similar terms refer to GenSpera, Inc. and its consolidated subsidiaries, unless the context indicates otherwise.

* * * * *

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON NOVEMBER 13, 2015

This proxy statement and our 2014 Annual Report on Form 10-K for fiscal year ended December 31, 2014, are available at www.astproxyportal.com/ast/15944/.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of GenSpera under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (“Exchange Act”), the sections of this proxy statement titled “Report of the Audit Committee of the Board of Directors” (to the extent permitted by the rules of the U.S. Securities and Exchange Commission (SEC)) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically stated otherwise in such filing.

GENSPERA, INC.

2511 N Loop 1604 W, Suite 204

San Antonio, Texas 78258

(210)-479-8112

PROXY STATEMENT

GENERAL

We are providing this proxy statement to you as part of a solicitation by the board of directors (“Board of Directors” or “Board”) of GenSpera, Inc. for use at our 2015 Annual Meeting (“Annual Meeting”) of shareholders and at any adjournment or postponement that may take place. We will hold our Annual Meeting on November 13, 2015 at 10:00 a.m. Central Time at 2511 N Loop 1604 W, Suite 204, San Antonio, Texas 78258. Only shareholders of record on October 6, 2015 (“Record Date”), are entitled to notice of and to vote at the meeting and at any adjournment or postponement that may take place.

This notice of Annual Meeting and proxy statement and form of proxy are being distributed and made available on or about October [*], 2015. Unless the context otherwise requires, the terms "GenSpera," “the Company,” "us," "we," and "our" references GenSpera, Inc.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE ANNUAL MEETING

PROXY MATERIALS

1.             Why am I receiving these materials?

Our Board is providing these proxy materials to you in connection with our 2015 Annual Meeting of Shareholders, which will take place on November 13, 2015 at 10:00 a.m. Central Time at 2511 N Loop 1604 W, Suite 204, San Antonio, Texas 78258. As a shareholder, you are invited to attend the meeting and requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under SEC rules and is designed to assist you in voting your shares.

2.             What is included in the proxy materials?

The proxy materials include:

•	Our proxy statement for the 2015 Annual Meeting of Shareholders;
•	Our 2014 Annual Report to Shareholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014; and
•	The proxy card or a voting instruction form for the Annual Meeting.

3.             What information is contained in these materials?

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers, corporate governance, and certain other required information.

4.             How can I access the proxy materials over the internet?

The Notice will contain instructions on how to view our proxy materials for the Annual Meeting on the internet and vote your shares. Our proxy materials are also available on our website at www.genspera.com and htt://www.astproxyportal.com/ast/15944/

VOTING INFORMATION

5.             What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

•	The election of four (4) directors to our Board, to hold office until the annual meeting of shareholders in 2016, or until their successors are elected and qualified.

•	The ratification of Liggett, Vogt & Webb, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

•	An advisory vote to approve executive compensation (non-binding).

•	An advisory vote to approve the frequency of holding future advisory votes on executive compensation every 1, 2 or 3 years (non-binding).

•	The approval of an amendment to the Company’s amended and restated certificate of incorporation (“Certificate”) to authorize the Board to effect a reverse stock split of the Company’s common stock by a ratio of not less than 1-for-2 and not more than 1-for-30, with the Board having the discretion as to whether or not the reverse split is to be effected at any time prior to the first anniversary date of this Annual Meeting, and with the exact ratio of any reverse split to be set at a whole number within the above range as determined by the Board in its sole discretion (the “Reverse Split”); and

•	To transact such other business as may properly come before the Annual Meeting and any postponement(s) or adjournment(s) thereof (See Question 21 below).

6.             How does the Board recommend that I vote on each of the matters?

Our Board recommends that you vote your shares:

•	“FOR” the director nominees;

•	“FOR” the ratification of the appointment of Liggett, Vogt & Webb, P.A. as our independent registered public accounting firm for the 2015 fiscal year;

•	“FOR” the approval of the 2014 compensation awarded to named executive officers;

•	Every “3 Years” for frequency of shareholder advisory vote regarding compensation awarded to name executive officers; and

•	“FOR” the Reverse Split

7.            What shares can I vote?

Each share of our common stock issued and outstanding as of the close of business on the Record Date for the 2015 Annual Meeting of shareholders is entitled to be voted on all items being voted on at the Annual Meeting. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the shareholder of record, and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. On the Record Date, we had [*] shares of common stock issued and outstanding.

8.             How many votes am I entitled to per share?

Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the Record Date.

9.             What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. There are some important distinctions between shares held of record and those beneficially owned.

Shareholder of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the shareholder of record, and the proxy materials were sent directly to you by GenSpera. As the shareholder of record, you have the right to grant your voting proxy directly to GenSpera or to vote in person at the Annual Meeting. GenSpera has enclosed herewith a proxy card for you to use. You may also vote on the internet or by telephone, as below under the heading “How can I vote my shares without attending the Annual Meeting?” You may also vote on the internet or by telephone, as below under the heading “How can I vote my shares without attending the Annual Meeting?”

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, like the vast majority of our shareholders, you are considered the beneficial owner of shares held in street name, and the Proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Annual Meeting.

Since a beneficial owner is not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the internet or by telephone, as described below under the heading “How can I vote my shares without attending the Annual Meeting?”

10.           If I am a Shareholder of Record, how do I vote?

If you are a shareholder of record, there are four ways to vote:

•	In person. You may vote in person at the Annual Meeting by requesting a ballot from an usher when you arrive. You must bring valid picture identification such as a driver’s license or passport and may be requested to provide proof of stock ownership as of the Record Date.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the proxy card.

•	By Telephone. You may vote by proxy by calling the toll free number found on the proxy card.

•	By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided.

11.           If I am a beneficial owner of shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name, there are four ways to vote:

•	In person. If you are a beneficial owner of shares held in street name and wish to vote in person at the Annual Meeting, you must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy.

You must bring a copy of the legal proxy to the Annual Meeting and ask for a ballot from an usher when you arrive. You must also bring valid picture identification such as a driver’s license or passport. In order for your vote to be counted, you must hand both the copy of the legal proxy and your completed ballot to an usher to be provided to the inspector of election.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions found in the proxy card. The availability of Internet voting may depend on the voting process of the organization that holds your shares.

•	By Telephone. You may vote by proxy by calling the toll free number found on the voting instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your shares.

•	By Mail. You may vote by proxy by filling out the voting instruction form and returning it in the envelope provided.

12.           How are proxies voted?

All shares represented by valid proxies received prior to the taking of the vote at the Annual Meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions.

13.           What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

•	Sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders, Craig Dionne, Ph.D and Russell Richerson, Ph.D, will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

14.           Can I change my vote or revoke my proxy?

You can change your vote or revoke your proxy at any time before the final vote at the meeting. You can do this by casting a later proxy through any of the available methods described in the questions and answers. If you are a shareholder of record, you can also revoke your proxy by delivering a written notice of your revocation to our Corporate Secretary at our principal executive office at 2511 N Loop 1604 W, Suite 204, San Antonio, Texas 78258. If you are a beneficial owner, you can change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

15.           How many shares must be present or represented to conduct business at the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the voting power of our common stock as of the Record Date must be present in person or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

16.           How are votes counted?

In the election of directors (Proposal Number 1), you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

With respect to the advisory vote on the frequency of holding future shareholder advisory votes regarding compensation awarded to named executive officers (Proposal Number 4), you may vote “1 YEAR,” “2 YEARS,” “3 YEARS,” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention does not count in the determination of which alternative receives the highest number of votes cast.

For the other items of business, you may vote “FOR,” “AGAINST,” or “ABSTAIN,” if you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated, the shares will be voted as recommended by the Board.

17.           What is the voting requirement to approve each of the proposals?

In the election of directors (Proposal Number 1), the persons receiving the highest number of affirmative “FOR” votes at the Annual Meeting will be elected.

In the case of the following two proposals:

•	The ratification of the appointment of Liggett, Vogt & Webb, P.A., as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal Number 2); and

•	approval of the 2014 compensation awarded to named executive officers, which is non-binding (Proposal Number 3);

the affirmative “FOR” vote of the holders of a majority of the voting power of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required for approval.

In the case of the proposal to determine the frequency of future shareholder advisory votes regarding compensation awarded to named executive officers (Proposal Number 4), the frequency that receives the highest number of votes cast will be deemed to be the frequency selected by shareholders.

In the case of the approval of the Reverse Stock Split (Proposal Number 5) to effect a reverse stock split of all of our outstanding common stock at a ratio between 1-for-2 and 1-for-30, the affirmative “FOR” vote of the holders of a majority of the voting power of our issued and outstanding common stock which is entitled to vote thereon is required for approval.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the Annual Meeting are “non-routine,” except for the proposal to ratify the appointment of Liggett, Vogt & Webb, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

18.           How do Broker Non-Votes and Abstentions Effect the Voting Results

With respect to the election of directors (Proposal Number 1), under plurality voting, broker non-votes and abstentions would have no effect on determining the nominees elected.

With respect to the ratification of Liggett, Vogt & Webb, P.A., (Proposal Number 2), approval of 2014 executive compensation (Proposal Number 3), and frequency of shareholder advisory vote on executive compensation (Proposal Number 4), shares that constitute broker non-votes are not considered votes cast on that proposal nor entitled to vote. Thus, broker non-votes will not affect the outcome of this matter, assuming that a quorum is obtained. Abstentions will have the same effect as a vote against.

With respect to the Reverse Stock Split (Proposal Number 5), broker non-votes will not be counted as shares entitled to vote and will have no effect on the results of the votes. Abstentions will have the same effect as a vote against.

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

Please note that brokers may not vote your shares on the election of directors, certain executive compensation matters, amendments to the Certificate, or certain corporate governance matters in the absence of your specific instructions. In order to minimize the number of broker non-votes, the Company encourages you to vote or to provide voting instructions with respect to each proposal to the organization that holds your shares by carefully following the instructions provided in the proxy card or voting instruction form.

19.           Is cumulative voting permitted for the election of directors?

No. You may not cumulate your votes for the election of directors.

20.           Who is paying for this proxy solicitation?

The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying proxy card, the Notice of Internet Availability, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company may request banks, brokers and other third parties to solicit their customers who beneficially own Common Stock listed of record in the name of such bank, broker or other third party, and the Company will reimburse such banks, brokers and third parties for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, facsimile, Internet and personal solicitation by directors, officers and other employees of the Company, but no additional compensation will be paid to such individuals.

21.           What happens if additional matters are presented at the Annual Meeting?

Other than the five items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Craig Dionne, Ph.D and Russell Richerson, Ph.D, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason, any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

22.           Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting, which will also be available on our website.

ATTENDING THE ANNUAL MEETING

23.           How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a GenSpera shareholder as of the Record Date or you hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You must present photo identification for admittance. If you are not a shareholder of record but hold shares as a beneficial owner in street name, you must also provide proof of beneficial ownership as of the Record Date, such as your most recent account statements for the periods prior to and after October 6, 2015, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. For security reasons, you and your bags will be subject to search prior to your admittance to the meeting. The meeting will begin promptly at 10:00 a.m. Central Time. Check-in will begin at 9:30 a.m. local time, and you should allow ample time for the check-in procedures.

24.           How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a shareholder of record, you may vote by proxy. You can vote by proxy over the internet by mail or telephone pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the internet by telephone or mail by following the voting instruction form provided to you by your broker, bank, trustee, or nominee.

25.           Who will count the votes?

We will appoint one of our officers or employees present at the meeting to act as the inspector of elections for any votes cast at the meeting. Also, our transfer agent will separately tabulate all votes FOR and AGAINST each matter, as well as all abstentions and broker non-votes and votes made through the internet, telephone or by proxy for by shareholders of record and beneficial owners.

26.           How can I contact GenSpera’s transfer agent?

Contact our transfer agent by either writing to American Stock Transfer & Trust Company, LLC, Attn: Customer Service, 6201 15th Avenue

Brooklyn, NY 11219, or by telephoning 800-937-5449.

SHAREHOLDER PROPOSALS, DIRECTOR NOMINATIONS, RELATED BYLAW PROVISIONS AND MISCELLANEOUS ITEMS

27.           What is the deadline to propose actions for consideration at next year’s Annual Meeting of shareholders or to nominate individuals to serve as directors?

Shareholder Proposals:

Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of shareholders by submitting their proposals in writing to GenSpera’s Corporate Secretary in a timely manner. For a shareholder proposal to be considered for inclusion in our proxy statement for our 2016 Annual Meeting of Shareholders, the Corporate Secretary of GenSpera must receive the written proposal at our principal executive offices no later than June 14, 2015; provided, however, that in the event that we hold our 2016 Annual Meeting of shareholders more than 30 days before or after the one-year anniversary date of the 2015 Annual Meeting, the deadline is a reasonable time before we begin to print and send our 2016 notices for the 2016 Annual Meeting. Such proposals also must comply with any applicable SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

GenSpera, Inc.

Attn: Corporate Secretary

2511 N Loop 1604 W, Suite 204

San Antonio, Texas 78258

Fax: (210) 479-8113

Our bylaws also establish an advance notice procedure for shareholders who wish to present a proposal before an annual meeting of shareholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of a meeting given by or at the direction of the Board, (2) otherwise properly brought before the meeting by or at the direction of the Board, or (3) a proper matter for shareholder action under the Delaware General Corporation Law that has been properly brought before the meeting by a shareholder entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2016 Annual Meeting of Shareholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•	not earlier than the close of business on July 16, 2016, and

•	not later than the close of business on August 15, 2016.

In the event that we hold our 2016 Annual Meeting of shareholders more than 30 days before or after the one-year anniversary date of the 2014 Annual Meeting, then notice of a shareholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the earlier of the following two dates:

•	the 10th day following the day on which notice of the meeting date is mailed, or

•	the 10th day following the day on which public disclosure of the meeting date is made.

If a shareholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Nomination of Director Candidates:

You may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on the Board, and should be directed to the Corporate Secretary of GenSpera at the address set forth above. For additional information regarding shareholder recommendations for director candidates, see “Directors, Executive Officers and Corporate Governance——Consideration of Director Nominees—Shareholder Recommendations and Nominees” on page 13 of this proxy statement.

In addition, our bylaws permit shareholders to nominate directors for election at an annual meeting of shareholders. To nominate a director, the shareholder must provide the information required by our bylaws. In addition, the shareholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Shareholder Proposals” for shareholder proposals that are intended to be included in our proxy statement.

28.           How can I receive a copy of GenSpera’s Bylaws?

You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

29.           Where are the Company’s principal executive offices located and what is the Company’s main telephone number?

The Company’s principal executive offices are located at 2511 N Loop 1604 W, Suite 204, San Antonio, Texas 78258. The Company’s main telephone number is (210)-479-8112.

****

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

The following table sets forth, as of July 31, 2015, information regarding beneficial ownership of our capital stock by:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of 5% or more of any class of our voting securities;

•	each of our current directors and nominees;

•	each of our current named executive officers; and

•	all current directors and named executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership means that a person has or shares voting or investment power of a security and includes any securities that person or group has the right to acquire within 60 days after the measurement date. This table is based on information supplied by officers, directors and principal shareholders. Except as otherwise indicated, we believe that each of the beneficial owners of the common stock listed below, based on the information such beneficial owner has given to us, has sole investment and voting power with respect to such beneficial owner’s shares, except where community property laws may apply.

			Common Stock
			Shares
			Underlying
			Convertible		Percent of
Name and Address of Beneficial Owner(1)	Shares		Securities (2)	Total	Class (2)
Directors and named Executive Officers
Craig Dionne, PhD	2,464,749	(7)	3,691,510	6,156,259	15.1%
Russell B. Richerson, PhD	942,392		2,699,570	3,641,962	9.1%
Bo Jesper Hansen, MD, PhD	-		230,000	230,000	*
Scott Ogilvie	-		310,500	310,500	*
Peter E. Grebow, PhD	-		167,250	167,250	*

All directors and executive officers as a group (5 persons)	3,407,141		7,098,830	10,505,971	23.7%

Beneficial Owners of 5% or more
Kihong Kwon, MD(3)	2,456,567		-	2,456,567	6.6%
Alpha Capital Anstalt (4)(8)	1,514,022		361,010	1,875,032	5.0%
Sabby Healthcare Master Fund, Ltd. (5)(8)	1,428,572		450,958	1,879,530	5.0%
Sabby Volatility Warrant Master Fund, Ltd. (6)(8)	1,428,572		450,958	1,879,530	5.0%

*	Less than one percent.

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address of the beneficial owner is GenSpera, Inc., 2511 N Loop 1604 W, Suite 204, San Antonio, TX 78258.

(2)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. There are 37,139,644 shares of common stock issued and outstanding as of July 31, 2015.

(3)	1015 E. Chapman, Suite 201, Fullerton, CA 92831. Does not include 1,804,455 warrants or convertible securities subject to exercise conditions based on percentage ownership.

(4)	510 Madison Ave. Suite 1400, New York, NY 10022. Does not include 7,750,151 warrants subject to exercise conditions based on percentage ownership.

(5)	89 Nexus Way, Camana Bay, Grand Cayman Ky1-9007, Cayman Islands. Does not include 2,777,754 warrants subject to exercise conditions based on percentage ownership. Sabby Management, LLC serves as the investment manager of Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. Hal Mintz is the manager of Sabby Management, LLC. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities covered by the Form S-1 except to the extent of its pecuniary interest therein.

(6)	89 Nexus Way, Camana Bay, Grand Cayman Ky1-9007, Cayman Islands. Does not include 2,406,186 warrants subject to exercise conditions based on percentage ownership. Sabby Management, LLC serves as the investment manager of Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. Hal Mintz is the manager of Sabby Management, LLC. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities covered by the Form S-1 except to the extent of its pecuniary interest therein.

(7)	Includes 433,740 shares owned by Craig A. Dionne & Bonnie Camille Dionne TTEES The Dionne Annuity Trust of 2011 and 566,260 shares owned by jointly Craig A. Dionne & Bonnie Camille Dionne.

(8)	Share ownership and percentage calculations made pursuant to disclosures made to the Company by reporting person on or about August 7, 2015.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The names of our directors and executive officers and their ages, positions, and biographies as of September 21, 2015 are set forth below. Our executive officers are appointed by, and serve at the discretion of the Board. There are no family relationships among any of our directors or executive officers. All directors hold office until the next annual meeting of shareholders or until their respective successors are elected, except in the case of death, resignation, or removal.

Name	Position	Age	Position Since
Executive Directors
Craig A. Dionne, PhD	Chief Executive Officer, Chief Financial Officer, President and Chairman of the Board of Directors	58	11/2003
Russell Richerson, PhD	Chief Operating Officer and Secretary	63

Independent Directors
Peter E. Grebow, PhD	Director	68	05/2012
Bo Jesper Hansen, MD, PhD	Director	57	08/2010
Scott V. Ogilvie	Director	61	03/2008

Craig A. Dionne, PhD serves as our Chief Executive Officer, Chief Financial Officer, President and Chairman of the Board of Directors. Dr. Dionne is one of our founders and has served on our board since November 2003. He has over 26 years of experience in the pharmaceutical industry, including direct experience identifying promising oncology treatments and bringing them through clinical trials. He served for five years as Vice President Discovery Research at Cephalon, Inc. where he was responsible for its oncology and neurobiology drug discovery and development programs. Dr. Dionne has also recently served as Executive Vice President at the Prostate Cancer Research Foundation. In addition to extensive executive experience, Dr. Dionne’s productive scientific career has led to 6 issued patents and co-authorship of many scientific papers. In evaluating Dr. Dionne’s specific experience, qualifications, attributes and skills in connection with his appointment to our board, we took into account his 26 year career in pharmaceutical drug discovery and development, prior work for our company in addition to being one of our founders, familiarity with our technologies, and academic background. Dr. Dionne earned his BS in biochemistry in 1979 from Louisiana State University, Baton Rouge, Louisiana and his PhD in biochemistry in 1984 from the University of Texas at Austin. Dr. Dionne received post-doctoral training at the Dana-Farber Cancer Institute with a joint appointment at Harvard Medical School.

Russell Richerson, PhD serves as our Chief Operations Officer and Secretary. Dr. Richerson has over 26 years of experience in the biotechnology/diagnostics industry, including 11 years at Abbott Laboratories in numerous management roles. Most recently, he has served as Vice President of Diagnostic Research and Development at Prometheus Laboratories (2001 - 2004) and then as Chief Operating Officer of the Molecular Profiling Institute (2005 - 2008). Dr. Richerson also served as Vice President of Operations of International Genomics Consortium (IGC) from 2005 to 2008. Between August of 2011 and March of 2015, Dr. Richerson served on the IGC board of directors. Dr. Richerson received his BS in 1974 from Louisiana State University, Baton Rouge, Louisiana and his PhD in 1983 from the University of Texas at Austin.

Peter E. Grebow, PhD joined our board in May of 2012. Dr. Grebow is President and founder of P.E. Grebow Consulting, Inc. which he formed in 2011. He also serves as Executive Vice President of Research and Development at Eagle Pharmaceuticals, Inc. since October, 2013. From 1991 to 2011, Dr. Grebow held several key positions with Cephalon, Inc. (now Teva Pharmaceuticals), a biopharmaceutical company, including Executive Vice President, Cephalon Ventures, Executive Vice President, Technical Operations, Senior Vice President, Worldwide Business Development and Senior Vice President, Drug Development. Prior to joining Cephalon, Dr. Grebow served as the Vice President, Drug Development for Rorer Central Research, a division of Rhone-Poulenc Rorer Pharmaceuticals Inc., a pharmaceutical company, from 1986 to 1990. Dr. Grebow served as a director of Optimer Pharmaceuticals from February 2009 until October, 2013. Dr. Grebow has also served as a director of Q Holdings, Inc. since December 2011 and Complexa, Inc. since 2011. Dr. Grebow is a member of the Investment Advisory Board of the Harrington Discovery Institute since April, 2014. Dr. Grebow received his undergraduate degree from Cornell University, an MS in chemistry from Rutgers University and a PhD in physical biochemistry from the University of California, Santa Barbara. Dr. Grebow's demonstrated leadership in his field, his knowledge of scientific matters affecting our business and his understanding of our industry contribute to our conclusion that he should serve as a director.

Bo Jesper Hansen, MD, PhD has served as a director on our board since August 2010. Dr. Hansen is currently the Executive Chairman of the Board of Swedish Orphan Biovitrum AB (NASDAQ OMX, STO: SOBI), an international growth company specializing in the development, registration, marketing and distribution of pharmaceutical drugs for rare and life-threatening diseases. Dr. Hansen has held the position since January 2010 as a result of the merger of Swedish Orphan International AB Group and Biovitrum. Prior to the merger, Dr. Hansen served in numerous positions with Swedish Orphan International AB Group, including, from 1998 to 2010, CEO, President and Director of the Board. Dr. Hansen’s responsibilities at the company include establishment, development and expansion of the company’s operations in Europe, Japan, the Americas and Australia. Dr. Hansen holds a Doctor of Medicine degree from the University of Copenhagen with a specialty in urology. Dr. Hansen is Chairman of Karolinska Development AB (NASDAQ OMX, STO: KDEV) and also serves on the boards of CMC AB, Orphazyme ApS, Newron (SIX; NWRN), Hyperion Therapeutics Inc. (NASDAQ: HPTX), and Ablynx NV (ABLX). Dr. Hansen previously served on the boards of Onxeo SA and TopoTarget A/S (EURONEXT, PA: ONXEONASDAQ OMX:TOPO) until August of 2014. In evaluating Dr. Hansen’s specific experience, qualifications, attributes and skills in connection with his appointment to our board, we took into account his prior work with both public and private organizations, including his experience in building biopharmaceutical organizations, his strong business development background and experience with mergers and acquisitions and his past experience and relationships in the biopharma and biotech fields.

Scott V. Ogilvie has served as a director on our board since February 2008. Mr. Ogilvie is currently the President of AFIN International, Inc., a private equity/business advisory firm, which he founded in 2006. Prior to December 31, 2009, he was CEO of Gulf Enterprises International, Ltd, a company that brings strategic partners, expertise and investment capital to the Middle East and North Africa. He held this position since August 2006. Mr. Ogilvie previously served as Chief Operating Officer of CIC Group, Inc., an investment manager, a position he held from 2001 to 2007. He began his career as a corporate and securities lawyer with Hill, Farrer & Burrill, and has extensive public and private corporate management and board experience in finance, real estate, and technology companies. Mr. Ogilvie currently serves on the board of directors of Neuralstem, Inc. (NASDAQ: CUR) and Research Solutions, Inc. (OTCQB: RSSS). Mr. Ogilvie also served on the board of directors of Preferred Voice Inc. (OTCQB: PRFV), Innovative Card Technologies, Inc. (OTCBB: INVC) and National Healthcare Exchange, Inc. (OTCBB: NHXS). In evaluating Mr. Ogilvie’s specific experience, qualifications, attributes and skills in connection with his appointment to our board, we took into account his prior work in both public and private organizations regarding corporate finance, securities and compliance and international business development.

Board of Directors

Our Board consists of four members. Our business, property and affairs are managed under the direction of the Board. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and Chief Operating Officer, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Our Board is responsible for establishing broad corporate policies and for overseeing our overall management. In addition to considering various matters which require its approval, the Board provides advice and counsel to, and ultimately monitors the performance of, our senior management.

Board Meetings

During 2014, the Board held two (2) meetings and acted through unanimous written consent eight (8) times. Each director attended at least 75% of all meetings of the Board. Each director attended at least 75% of meetings of committees on which the director served. The Board currently holds regularly scheduled meetings and calls for special meetings or acts through unanimous written consents as necessary. Meetings of the Board may be held telephonically. Directors are expected to attend all Board meetings and meetings of the committees of the Board on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their duties. Information with regard to committee meetings and written consent is provided for below in the section of this proxy statement entitled “Committees.” Although attendance of meetings is encouraged, we do not have a formal policy regarding attendance by directors at Board and committee meetings.

Attendance at Annual Meeting

Although we do not have a formal policy regarding attendance by directors at annual meetings of shareholders, attendance is encouraged either in person or telephonically. The annual meeting to be held on November 13, 2015 will be the Company’s first annual meeting of shareholders.

Independent Directors

Our common stock is listed on the OTCQB Tier of the OTC Markets Group, Inc. The OTCQB does not have any director independence standards. For purposes of determining independence, the Company has adopted the definition of independence as contained in NASDAQ Market Place Rules 5605(a)(2). Pursuant to the definition, the Company has determined that Drs. Hansen and Grebow and Mr. Ogilvie qualify as independent.

The NASDAQ Market Place Rules generally require that a majority of the members of a listed company's board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company's audit, compensation, and governance committees be independent.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

In applying the independence standards of the NASDAQ Market Place Rules, the Company has determined that Drs. Hansen and Grebow and Mr. Ogilvie qualify as independent.  All three independent directors, Drs. Hansen and Grebow and Mr. Ogilvie are up for re-election at the Annual Meeting.

Communications with Directors

Interested parties are invited to communicate with the non-management members of the Board by sending correspondence to the non-management members of the Board of Directors, c/o Corporate Secretary, to 2511 N Loop 1604 W, Suite 204, San Antonio, Texas 78258, Fax: (210) 479-8113.

The Corporate Secretary will review all such correspondence and forward to the non-management members of the Board a summary of all such correspondence received during the prior month and copies of all such correspondence that deals with the functions of the Board or committees thereof or that otherwise is determined to require attention of the non-management directors. Non-management directors may at any time review the log of all correspondence received by us that is addressed to the non-management members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee.

Code of Ethics

We have adopted a "Code of Ethics” that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of our code can be viewed on our website at www.genspera.com.

Committees

The board of directors has established three standing committees: (1) an Audit Committee, (2) a Nominating and Corporate Governance Committee, and (3) a Leadership Development and Compensation Committee. Each of the committees operates under a written charter adopted by the board of directors. A copy of each respective committee’s charter can be viewed on our website at www.genspera.com under “Investors” under the “Corporate Governance” tab.

The table below identifies the Board’s standing committees and committee membership as of September 21, 2015:

Director	Independent	Audit Committee	Nominating and Corporate Governance Committee	Leadership Development and Compensation Committee
Peter E. Grebow, PhD	Yes	Member	Chair	Member
Bo Jesper Hansen, MD, PhD	Yes	Member	Member	Chair
Scott Ogilvie	Yes	Chair	Member	Member

Each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is considered independent under the NASDAQ Market Place Rules.

Audit Committee

The main function of our Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act, is to oversee our accounting and financial reporting processes, internal systems of control, independent auditor relationships and the audits of our financial statements. This committee’s responsibilities include:

•	Selecting and hiring our independent auditors.

•	Approving the audit and non-audit services to be performed by our independent auditors.

•	Evaluating the qualifications, performance, and independence of our independent auditors.

•	Reviewing the design, implementation, adequacy and effectiveness of our internal controls and our critical accounting policies.

•	Overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters.

•	Reviewing with management any earnings announcements and other public announcements regarding our results of operations.

•	Reviewing regulatory filings with management and our independent auditors.

•	Preparing any report the SEC requires for inclusion in our annual proxy statement.

•	The Audit Committee will review and approve all related party transactions.

Our Audit Committee is currently comprised of Peter E. Grebow, PhD, Bo Jesper Hansen, MD, PhD and Scott V. Ogilvie, each of whom is a non-employee member of our board of directors. Our board of directors has determined that each of the directors serving on our Audit Committee is independent within the meaning of the rules of the SEC and rule 5605(a)(2) of the NASDAQ Market Place Rules. Additionally, our board has determined that Bo Jesper Hansen, MD, PhD and Scott V. Ogilvie are audit committee financial experts as defined under the rules of the SEC.

During 2014, our Audit Committee held five (5) meetings and acted by written consent one (1) time. The Board has determined that Dr. Hansen and Mr. Ogilvie are each an “audit committee financial expert” within the meaning of SEC rules. An audit committee financial expert is a person who can demonstrate the following attributes: (1) an understanding of generally accepted accounting principles and financial statements; (2) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (3) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (4) an understanding of internal controls and procedures for financial reporting; and (5) an understanding of audit committee functions.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s purpose is to assist our board of directors in identifying individuals qualified to become members of our board of directors consistent with criteria set by our board of directors and to develop our corporate governance principles. This committee’s responsibilities include:

•	Evaluating the composition, size, organization, and governance of our board of directors and its committees, determining future requirements, and making recommendations regarding future planning, the appointment of directors to our committees, and the selection of chairs of these committees.

•	Reviewing and recommending to our board of directors director independence determinations made with respect to continuing and prospective directors.

•	Establishing a policy for considering shareholder nominees for election to our board of directors.

•	Recommending ways to enhance communications and relations with our shareholders.

•	Evaluating and recommending candidates for election to our board of directors.

•	Overseeing our board of directors’ performance and self-evaluation process and developing continuing education programs for our directors.

•	Evaluating and recommending to the board of directors termination of service of individual members of the board of directors as appropriate, in accordance with governance principles, for cause or for other proper reasons.

•	Making regular written reports to the board of directors.

•	Reviewing and reexamining the committee’s charter and making recommendations to the board of directors regarding any proposed changes.

•	Reviewing annually the committee’s own performance against responsibilities outlined in its charter and as otherwise established by the board of directors.

Drs. Hansen and Grebow and Mr. Ogilvie are members of the Nominating and Corporate Governance Committee. During 2014, our Nominating and Corporate Governance Committee held zero (0) meetings and acted by written consent zero (0) times.

The Nominating and Governance Committee evaluates candidates for the Board. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, shareholders or other persons. The Nominating and Governance Committee will consider nominees recommended by our shareholders. For additional information regarding the process for nominee submission and selection, see the “Consideration of Director Nominees” on page 19 of this proxy statement.

Leadership Development and Compensation Committee

The purpose of our Leadership Development and Compensation Committee is to oversee our compensation programs. The Leadership Development and Compensation Committee’s responsibilities include:

•	Reviewing and approving our general compensation strategy.

•	Establishing annual and long-term performance goals for our CEO and other executive officers.

•	Conducting and reviewing with the board of directors an annual evaluation of the performance of the CEO and other executive officers.

•	Evaluating the competitiveness of the compensation of the CEO and the other executive officers.

•	Reviewing and making recommendations to the board of directors regarding the salary, bonuses, equity awards, perquisites and other compensation and benefit plans for the CEO.

•	Reviewing and approving all salaries, bonuses, equity awards, perquisites and other compensation and benefit plans for our other executive officers.

•	Reviewing and approving the terms of any offer letters, employment agreements, termination agreements or arrangements, change-in-control agreements, indemnification agreements and other material agreements between the company and our executive officers.

•	Acting as the administering committee for our stock and bonus plans and for any equity or cash compensation arrangements that we may adopt from time to time.

•	Providing oversight for our overall compensation plans and benefit programs, monitoring trends in executive and overall compensation and making recommendations to the board of directors with respect to improvements to such plans and programs or the adoption of new plans and program.

•	Reviewing and approving compensation programs as well as salaries, fees, bonuses and equity awards for non-employee members of the board of directors.

•	Reviewing plans for the development, retention and succession of our executive officers.

•	Reviewing executive education and development programs.

•	Monitoring total equity usage for compensation and establishing appropriate equity dilution levels.

•	Reporting regularly to the board of directors on the committee’s activities.

•	Reviewing and discussing with management the required annual compensation discussion and analysis disclosure, if any, regarding named executive officer compensation and, based on this review and discussions, making a recommendation to include in our annual public filings.

•	Preparing and approving any required committee report to be included in our annual public filings.

•	Performing a review, at least annually, of the performance of the committee and its members and reporting to the board of directors on the results of this review.

•	Investigating any matter brought to its attention, with full access to all our books, records, facilities and employees and obtaining advice, reports or opinions from internal or external counsel and expert advisors in order to help it perform its responsibilities.

Drs. Hansen and Grebow and Mr. Ogilvie are members of the Leadership Development and Compensation Committee. During 2014, our Leadership Development and Compensation Committee held one (1) meetings and acted by written consent eight (8) times.

Each member of our Leadership Development and Compensation Committee is an “outside” director as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee” director within the meaning of Rule 16b-3 of the Exchange Act. Our board of directors has determined that each of the directors serving on our Leadership Development and Compensation Committee is independent as defined in rule 5605(a)(2) of the NASDAQ Market Place Rules.

Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. At present, the positions of Chairman and Chief Executive Officer are both held by Dr. Dionne. The Board periodically reviews the responsibilities of the Chief Executive Officer and Chairman of the Board to determine if changes to the policy are necessary. Given the Company’s current size and limited number of employees, the Board has determined that Dr. Dionne holding the positions of both Chief Executive Officer and Chairman of the Board is currently appropriate.

Risk Oversight

The Company has a risk management program overseen by the Chief Executive Officer. Material risks are identified and prioritized by management, and each prioritized risk is referred to a Board committee or the full Board for oversight. For example, strategic risks are referred to the full Board while financial risks are referred to the Audit Committee. The Board regularly reviews information regarding the Company's liquidity and operations, as well as the risks associated with each, and annually reviews the Company's risk management program as a whole. Also, the Leadership Development and Compensation Committee periodically reviews the most important risks to the Company to ensure that compensation programs do not encourage excessive risk-taking. Given the small size of the Board and limited number of executive officers, the Board has determined that a lead independent director is currently not necessary.

Consideration of Director Nominees

Shareholder Recommendations and Nominees

The policy of our Nominating and Corporate Governance Committee is to consider properly submitted recommendations for candidates to the Board from shareholders. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of experience, knowledge, integrity, and capability on the Board and to address the membership criteria set forth under “Director Qualifications” below. Any shareholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person, (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, (v) a written indication of the candidate’s willingness to serve on the Board, (vi) any other information required to be provided under securities laws and regulations, and (vii) a written indication to provide such other information as the Nominating and Corporate Governance Committee may reasonably request. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder or otherwise. Shareholder recommendations to the Board should be sent to:

GenSpera, Inc.

Attn: Corporate Secretary

2511 N Loop 1604 W, Suite 204

San Antonio, Texas 78258

Fax: 210-479-8113

In addition, our bylaws permit shareholders to nominate directors for consideration at an annual meeting. For a description of the process for nominating directors in accordance with our bylaws, see “Question 27”— What is the deadline to propose actions for consideration at next year’s Annual Meeting of shareholders or to nominate individuals to serve as directors?” on page 10 of this proxy statement.

Director Qualifications

Our Nominating and Corporate Governance Committee will evaluate and recommend candidates for membership on the Board consistent with criteria established by the Board. While the Board has not adopted a formal diversity policy or specific standards with regard to the selection of director nominees, due to the nature of our business, the Board believes it is important to consider diversity of race, ethnicity, gender, age, education, cultural background, and professional experiences in evaluating board candidates.

Although the Board has not formally established any specific, minimum qualifications that must be met by each candidate for the Board or specific qualities or skills that are necessary for one or more of the members of the Board to possess, when considering a potential non-incumbent candidate, the Nominating and Corporate Governance Committee will factor into its determination the following qualities of a candidate: educational background, diversity of professional experience, including whether the person is a current or former chief executive officer or chief financial officer of a public company or the head of a division of a large international organization, knowledge of our business, integrity, professional reputation, independence, and ability to represent the best interests of our shareholders.

The Board is composed of a diverse group of individuals who have gained experience over their respective careers in strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Most of our directors also have experience serving on boards of directors and board committees of other public and private companies, which provides an understanding of different business processes, challenges, and strategies. Some of our directors also have experience with regard to the protection of intellectual property and litigation strategy as well as with the development of our core technologies.

The Nominating and Corporate Governance Committee and the Board believe that the above-mentioned attributes, along with the leadership skills and other experiences of our Board members described below, provide us with a diverse range of perspectives and judgment necessary to guide our strategies and monitor their execution.

Identification and Evaluation of Nominees for Directors

Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for directors. Candidates may come to the attention of the Nominating and Corporate Governance Committee through shareholders, management, current members of the Board, or search firms. The evaluation of these candidates may be based solely upon information provided to the committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the committee deems appropriate, including the use of third parties to review candidates.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Procedure

We review all known relationships and transactions in which GenSpera and our directors, executive officers, and significant shareholders or their immediate family members are participants to determine whether such persons have a direct or indirect interest. Our management, in consultation with our outside legal consultants, determines based on specific fact and circumstances whether GenSpera or a related party has a direct or indirect interest in these transactions. In addition, our directors and executive officers are required to notify us of any potential related party transactions and provide us with the information regarding such transactions.

If it is determined that a transaction is a related party transaction, the Audit Committee must review the transaction and either approve or disapprove it. In determining whether to approve or ratify a transaction with a related party, the Audit Committee will take into account all of the relevant facts and circumstances available to it, including, among any other factors it deems appropriate:

•	the benefits to us of the transaction;

•	the nature of the related party’s interest in the transaction;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interests of GenSpera and our shareholders;

•	the potential impact of the transaction on a director’s independence; and

•	whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances.

Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote on the approval of the transaction.

Related Party Transactions

Summarized below are certain transactions and business relationships between GenSpera and persons who are or were an executive officer, director or holder of more than five percent of any class of our securities since January 1, 2013.

Information regarding disclosure of an employment relationship or transaction involving an executive officer and any related compensation solely resulting from that employment relationship or transaction is included in the Section of this proxy statement entitled “Director Compensation” and “Executive Compensation.”

Information regarding disclosure of compensation to a director is included in the Section of this proxy statement entitled “Director Compensation.”

Information regarding the identification of each independent director is included in the Section of this proxy statement entitled “Director, and Executive Officers — Independent Directors.”

•	During our December 2012 through March 2013 offering, Kihong Kwon, MD (including related and/or affiliated entities), purchased 70,914 units on the same terms and conditions as the other investors in the offering. The price per unit was $2.20. On March 22, 2013, we issued Dr. Kwon (or his related and affiliated entities) 17,076 additional units in connection with the adjustment to the per unit price. Each unit consists of: (i) one (1) share of the common stock, par value $0.0001, and (ii) one common stock purchase warrant. The warrants have a term of five years and entitle the holders to purchase common stock at a price per share of $3.00. In the event the shares underlying the warrants are not subject to a registration statement, the warrants may be exercised on a cashless basis after 12 months from the issuance date. The warrants also contain provisions providing for an adjustment in the underlying number of shares and exercise price in the event of stock splits or dividends and fundamental transactions. The warrants do not contain any price protection provisions. Additionally, the warrants contain limitations on the holder’s ability to exercise the warrants in the event such exercise causes the holder to beneficially own in excess of 4.99% of the Company’s issued and outstanding common stock, subject to a discretionary increase in such limitation by the holder to 9.99% upon 61 days’ notice.

In connection with the offering, we entered into a registration rights agreement with Kihong Kwon, MD (including related and/or affiliated entities) on the same terms as that of the other investors in the offering. Pursuant to the registration rights agreements, we agreed to file a “resale” registration statement with the SEC covering all shares of the common stock and the shares underlying the warrants within 45 days of the final closing date of the sale of units and to maintain the effectiveness of the registration statement until all securities have been sold or are otherwise able to be sold pursuant to Rule 144. We have agreed to use our best efforts to have the registration statement declared effective within 90 days of the final closing. We are also obligated to pay to investors, as partial liquidated damages, a fee of 0.50% per month in cash up to a maximum of 6%, upon the occurrence of certain events, including but not limited to failure to file and/or have the registration statement declared effective within the time provided. Subsequent to the offering, we received a waiver and amendment to the registration rights agreement by holders of a majority of the registrable securities. The effect of the waiver and amendment is to waive all penalties under the registration rights agreement with regard to filing deadlines and effectiveness requirements.

•	On February 12, 2013, we granted each of Drs. Isaacs and Denmeade, in their respective capacities as our Scientific Advisors, common stock purchase options to purchase 20,000 shares, as compensation for serving on the Company’s scientific advisory board. The options have an exercise price of $1.95 per share. The options vest quarterly over the year beginning on March 31, 2013 and lapse if unexercised on February 12, 2018.

•	On March 1, 2013 we granted Scott V. Ogilvie, one of our outside directors, options to purchase 38,000 shares of common stock. The options were granted pursuant to our legacy director compensation plan as compensation for Mr. Ogilvie’s service on our board and related committees. The options have an exercise price of $1.90 per share. The options vest quarterly over the year and have a term of five years.

•	On March 25, 2013, we issued Dr. Dionne, or CEO, options to purchase an aggregate of 561,394 in connection with his 2012 long term and annual bonus. The options have a term of seven years, an exercise price of $2.18 and are fully vested on the grant date.

•	On March 25, 2013, we issued Dr. Richerson, or COO, options to purchase an aggregate of 516,318 in connection with his 2012 long term and annual bonus. The options have a term of seven years, an exercise price of $1.98 and are fully vested on the grant date.

•	On May 24, 2013, we granted Peter E. Grebow, PhD, one of our outside directors, options to purchase 38,000 shares of common stock. The options were granted pursuant to our director compensation plan as compensation for Dr. Grebow’s service on our board and related committees. The options have an exercise price of $1.95 per share. The options vest quarterly over the year and have a term of five years.

•	During June of 2013, in connection with Ms. Barnabei’s resignation as Vice President and Treasurer, we entered into a release agreement with Ms. Barnabei which provides for an extended amount of time to exercise any stock options vested as of June 30, 2013 from three months from the date of her final day of employment to the expiration date of each respective award, in exchange for Ms. Barnabei’s general release of claims against the Company, if any.

•	On August 13, 2013, we granted Bo Jesper Hansen, M.D., one of our outside directors, options to purchase 38,000 shares of common stock. The options were granted pursuant to our legacy director compensation plan as compensation for Dr. Hansen’s service on our board and related committees. The options have an exercise price of $1.68 per share. The options vest quarterly over the year and have a term of five years.

•	On January 7, 2014, we granted each of Drs. Isaacs and Denmeade, in their respective capacities as our Scientific Advisors, common stock purchase options to purchase 20,000 shares, as compensation for serving on the Company’s scientific advisory board. The options have an exercise price of $1.29 per share. The options vest quarterly over the year beginning on March 31, 2014 and lapse if unexercised on January 7, 2019.

•	On January 8, 2014, we issued Dr. Dionne, or CEO, options to purchase an aggregate of 1,136,943 in connection with his 2013 long term and annual bonus. The options have a term of seven years, an exercise price of $1.42 and are fully vested on the grant date.

•	On January 8, 2014, we issued Dr. Richerson, or COO, options to purchase an aggregate of 811,959 in connection with his 2013 long term and annual bonus. The options have a term of seven years, an exercise price of $1.29 and are fully vested on the grant date.

•	On March 1, 2014 we granted Scott V. Ogilvie, one of our outside directors, options to purchase 38,000 shares of common stock. The options were granted pursuant to our legacy director compensation plan as compensation for Mr. Ogilvie’s service on our board and related committees. The options have an exercise price of $1.36 per share. The options vest quarterly over the year and have a term of five years.

•	On May 24, 2014, we granted Peter E. Grebow, PhD, one of our outside directors, options to purchase 38,000 shares of common stock. The options were granted pursuant to our legacy director compensation plan as compensation for Dr. Grebow’s service on our board and related committees. The options have an exercise price of $1.20 per share. The options vest quarterly over the year and have a term of five years.

•	In June of 2014, our Leadership Development and Compensation Committee recommended, and our board of directors approved, an amendment to non-executive director compensation policy. The amendment was made effective January 1, 2014. For a further discussion of the amended plan, see the section of this prospectus entitled “Director Compensation.”

•	On June 27, 2014 we granted Scott V. Ogilvie, one of our outside directors, options to purchase 15,000 shares of common stock. The options were granted pursuant to our amended director compensation plan as compensation for Mr. Ogilvie’s service on our board and related committees. The options have an exercise price of $0.94 per share. The options have a term of five years, and 3,750 shares are fully vested on the grant date, with the balance vesting quarterly over the year.

•	On June 27, 2014, we granted Peter E. Grebow, PhD, one of our outside directors, options to purchase 15,000 shares of common stock. The options were granted pursuant to our amended director compensation plan as compensation for Dr. Grebow’s service on our board and related committees. The options have an exercise price of $0.94 per share. The options vest quarterly over the year and have a term of five years.

•	On August 13, 2014, we granted Bo Jesper Hansen, M.D., one of our outside directors, options to purchase 53,000 shares of common stock. The options were granted pursuant to our amended director compensation plan as compensation for Dr. Hansen’s service on our board and related committees. The options have an exercise price of $0.70 per share. The options vest quarterly over the year and have a term of five years.

•	On March 2, 2015 we granted Scott V. Ogilvie, one of our outside directors, options to purchase 53,000 shares of common stock. The options were granted pursuant to our amended director compensation plan as compensation for Mr. Ogilvie’s service on our board and related committees. The options have an exercise price of $0.95 per share. The options vest quarterly over the year and have a term of five years.

•	On May 26, 2015, we granted Peter E. Grebow, PhD, one of our outside directors, options to purchase 53,000 shares of common stock. The options were granted pursuant to our amended director compensation plan as compensation for Dr. Grebow’s service on our board and related committees. The options have an exercise price of $0.65 per share. The options vest quarterly over the year and have a term of five years.

•	On July 5, 2015, we entered into securities purchase agreements with certain institutional accredited investors. One such investor, Alpha Capital Anstalt was determined to be a related party by virtue of its greater than 5% ownership of the Company’s securities. Alpha Capital Anstalt purchased $425,000 worth of our securities at a price per unit of $0.70 with each unit consisting of (i) one share of the Company’s common stock (ii) one Series D common stock purchase warrant and (iii) one Series E common stock purchase warrant.

•	As of July 30, 2015 we have 3 promissory notes payable to Dr. Dionne. Each note accrues interest at 4.2% per annum. The loans were originally made in order to provide us with working capital. The aggregate balance of the notes is $105,000 in principal and approximately $33,000 in accrued interest. The notes and accrued interest are convertible into 275,438 shares of common stock at a price of $0.50 per share.

•	On August 13, 2015 we granted Bo Jesper Hansen, M.D., one of our outside directors, options to purchase 53,000 shares of common stock. The options were granted pursuant to our amended director compensation plan as compensation for Dr. Hansen’s service on our board and related committees. The options have an exercise price of $0.75 per share. The options vest quarterly over the year and have a term of five years.

DIRECTOR COMPENSATION

Director Compensation Plan

Legacy Plan

Pursuant to the terms of our legacy non-executive director compensation policy, prior to January 1, 2014, non-employee directors were entitled to the following compensation for service on our Board:

Inducement/First Year Grant. Upon joining the Board, the board member receives options to purchase 50,000 shares of our common stock.  The options vest as follows:  (i) 25,000 immediately upon appointment to the Board; and (ii) 25,000 quarterly over the following 12 months.

Annual Grant. Subject to the shareholder’s rights to elect any individual director, starting on the first year anniversary of service, and each subsequent anniversary thereafter, each eligible director will be granted options to purchase 25,000 shares of common stock.  The annual grants vest quarterly during the grant year.

Committee and Committee Chairperson Grant. Each director will receive options to purchase an additional 4,000 shares of common stock for each committee on which he or she serves. Chairpersons of each committee will receive options to purchase an additional 1,000 share of common stock.  The committee grants vest quarterly during the grant year.

Special Committee Grants. From time to time, individual directors may be requested by the Board to provide extraordinary services.  These services may include such items as the negotiation of key contracts, assistance with scientific issues, or such other items as the Board deems necessary and in the best interest of the Company and our shareholders.  In such instances, the Board shall have the flexibility to issue special committee grants.   The amount of such grants and terms will vary commensurate with the function and tasks of the special committee.

Exercise Price and Term. All options issued pursuant to the non-executive board compensation policy will have an exercise price equal to the fair market value of the Company’s common stock at close of market on the grant date.  The term of the options shall be for a period of 5 years from the grant date.

Cash Compensation. Our eligible directors also receive cash compensation equal to: (i) an annual cash retainer of $25,000, and (ii) a per committee cash award of $3,334.

Amended Plan

In June of 2014, our Leadership Development and Compensation Committee recommended, and our board of directors approved, an amendment to non-executive director compensation policy. Effective January 1, 2014, non-employee directors are entitled to the following compensation for service on our Board:

Inducement/First Year Grant. Upon joining the board, board members receives options to purchase 50,000 shares of our common stock.  The options vest as follows:  (i) 25,000 immediately upon appointment to the board; and (ii) 25,000 quarterly over the following 12 months.

Annual Grant. Subject to the shareholder’s rights to elect any individual director, starting on the first year anniversary of service, and each subsequent anniversary thereafter, each eligible director will be granted options to purchase 40,000 shares of common stock or restricted stock units of equivalent value. The annual grants vest quarterly during the grant year.

Committee and Committee Chairperson Grant. Each director will receive options to purchase an additional 4,000 shares of common stock, or restricted stock units of equivalent value, for each committee on which he or she serves. Chairpersons of each committee will receive options to purchase an additional 1,000 share of common stock, or restricted stock units of equivalent value.  The committee grants vest quarterly during the grant year.

Special Committee Grants. From time to time, individual directors may be requested by the board of directors to provide extraordinary services.  These services may include such items as the negotiation of key contracts, assistance with scientific issues, or such other items as the board deems necessary and in the best interest of our company and our shareholders.  In such instances, the board shall have the flexibility to issue special committee grants.   The amount of such grants and terms will vary commensurate with the function and tasks of the special committee.

Exercise Price and Term. All options issued pursuant to the amended non-executive board compensation policy will have an exercise price equal to the fair market value of our common stock at close of market on the grant date.  The term of the options shall be for a period of 5 years from the grant date.

The determination with regard to whether awards will be made in options or restricted stock units will be at the sole discretion of the director.

Cash Compensation. Directors will also receive cash compensation equal to: (i) an annual cash retainer of $30,000, and (ii) a per committee cash award of $3,334.

The following table summarizes compensation paid to non-employee directors during 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Peter E. Grebow, PhD	40,002	—	20,261	(1)	—	—	—	60,263

Bo Jesper Hansen	40,002	—	12,925	(2)	—	—	—	52,927

Scott Ogilvie	40,002	—	22,398	(3)	—	—	—	62,400

(1)	Represents an option to purchase 38,000 common shares with a fair market value on May 23, 2014, the grant date, of $0.41 per share. The option vests quarterly over a one-year period. Represents an additional option to purchase 15,000 common shares with a fair market value on June 27, 2014, the grant date, of $0.32 per share. The option also vests quarterly over a one-year period.

(2)	Represents an option to purchase 53,000 common shares with a fair market value on August 13, 2014, the grant date, of $0.24 per share. The option vests quarterly over a one-year period.

(3)	Represents an option to purchase 38,000 common shares with a fair market value on March 3, 2014, the grant date, of $0.46 per share. The option vests quarterly over a one-year period. Represents an additional option to purchase 15,000 common shares with a fair market value on June 27, 2014, the grant date, of $0.32 per share. One-fourth of the shares vest immediately, with the remaining shares vesting quarterly over a one-year period.

EXECUTIVE COMPENSATION

Summary Compensation

The following table provides disclosure concerning all compensation paid for services to us in all capacities for our fiscal years ended December 31, 2014 and 2013 provided by (i) each person serving as our principal executive officer, or PEO, or acting in a similar capacity during our fiscal year ended December 31, 2014; (ii) our most highly compensated executive officers other than our PEO who were serving as executive officers on December 31, 2014 and whose total compensation exceeded $100,000 (collectively with the PEO referred to as the “named executive officers” in this Executive Compensation section); and (iii) our Principal Financial Officer.

Name & Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Craig Dionne, PhD	2014	381,150	‒	(1)	‒	‒	(1)	‒	‒	44,763	425,913
Chief Executive Officer
And Chief Financial Officer	2013	363,000	181,500	(2)	‒	363,000	(2)	‒	‒	45,848	953,348

Russell Richerson, PhD	2014	324,685	‒	(1)	‒	‒	(1)	‒	‒	17,160	341,845
Chief Operating Officer
	2013	309,230	108,231	(3)	‒	309,230	(3)	‒	‒	17,262	743,953

(1) As of March 13, 2015, the executive’s bonus for 2014 has not yet been determined.

(2) In January 2014, Dr. Dionne was awarded a 2013 bonus award and long term incentive grant in the amount of $181,500 and $363,000, respectively. As payment of the bonus award and grant, options to purchase 1,136,943 common shares were issued on January 8, 2014. The number of shares to be issued pursuant to the bonus award and long term incentive grant was calculated based on the value determined using the Black Sholes option pricing model using the following assumptions: (i) exercise price of $1.42 per share; (ii) fair value of a share of common stock of $1.29; (iii) volatility of 55%; (iv) dividend rate of 0%; (v) risk free interest rate of 0.483%; and (vi) estimated life of 3.5 years. The options are fully vested and lapse if unexercised on January 8, 2021.

(3) In January 2014, Dr. Richerson was awarded a 2013 bonus award and long term incentive grant in the amount of $108,231 and $309,230, respectively. As payment of the bonus award and grant, options to purchase 811,959 shares of common stock were issued on January 7, 2014. The number of shares to be issued pursuant to the bonus award and long term incentive grant was calculated based on the value determined using the Black Sholes option pricing model using the following assumptions: (i) exercise price of $1.29 per share; (ii) fair value of a share of common stock of $1.29; (iii) volatility of 55%; (iv) dividend rate of 0%; (v) risk free interest rate of 0.483%; and (vi) estimated life of 3.5 years. The options are fully vested and lapse if unexercised on January 8, 2021.

Outstanding Executive Equity Awards at Fiscal Year-End 2014

The following table sets forth information concerning stock options held on December 31, 2014, the last day of our 2014 fiscal year, for each named executive officer.

	Number of Securities Underlying		Option	Option
	Unexercised Options (#)		Exercise	Expiration
Name and Principal Position	Exercisable	Unexercisable	Price ($)	Date

Craig Dionne, PhD	1,000,000	—	1.65	9/2/2016
Chief Executive Officer and	302,580	—	2.01	7/1/2018
Chief Financial Officer	344,813	—	2.21	1/2/2019
	70,342	—	2.21	1/2/2019
	418,951	—	2.18	3/25/2020
	142,443	—	2.18	3/25/2020
	378,981	—	1.42	1/7/2021
	757,962	—	1.42	1/7/2021

Russell Richerson, PhD	775,000	—	1.50	9/2/2016
Chief Operating Officer	256,790	—	1.83	7/1/2018
	292,927	—	2.01	1/2/2019
	46,576	—	2.01	1/2/2019
	343,137	—	1.98	3/25/2020
	173,181	—	1.98	3/25/2020
	210,508	—	1.29	1/7/2021
	601,451	—	1.29	1/7/2021

Employment Agreements and Change in Control

Craig Dionne

In connection with Dr. Dionne’s employment, we have entered into: (i) an employment agreement; (ii) a severance agreement; (iii) a proprietary information, inventions and competition agreement; and (iv) an indemnification agreement.

Employment Agreement

We employ Craig Dionne as our Chief Executive Officer pursuant to a 5 year written contract which commenced on September 2, 2009. Pursuant to the terms of the agreement, Dr. Dionne’s employment contract automatically extended for an additional one year term on September 2, 2014. As compensation for his services during 2014 and 2013, Dr. Dionne received a annual base salary of $381,150 and $363,000, respectively. Such base salary is reviewed yearly with regard to possible increase. In June of 2014, as a result of such review, our board of directors and Leadership Development and Compensation Committee adjusted Dr. Dionne’s annual base salary to $381,150, effective as of January 1, 2014. In addition, Dr. Dionne is eligible to receive annual discretionary and long term incentive bonuses as determined by the board. For 2012, 2013, and 2014, Dr. Dionne’s target bonus levels for annual discretionary bonus and long term incentive bonuses are: (i) 50%, and (ii) 100%, of base salary, respectively. Notwithstanding, the Board has broad discretion to make awards in excess of executive’s established targets. Commencing in 2014, the annual discretionary bonus is payable in cash and the long term incentive bonus is payable in common stock purchase options. Dr. Dionne is also entitled to receive certain payments and acceleration of outstanding equity awards in the event his employment is terminated. In the event that Dr. Dionne is terminated (not in connection with a change of control) without cause or if he resigns for good reason, he will be entitled to thirty-six (36) months of salary continuation (payable in monthly installments), thirty-six (36) months of continued medical insurance coverage for Dr. Dionne and his family at a cost no less favorable than the premium co-pay charged to active employees, the acceleration of outstanding equity awards and any accrued obligations. In the event that Dr. Dionne is terminated as a result of his disability, he will be entitled to twelve (12) months of salary continuation plus any accrued obligations. Any termination payments that may become due to Dr. Dionne are contingent upon his execution of a timely separation agreement in a form acceptable to us, which shall include a release of claims against us and his resignation from the board.

Severance Agreement

We have entered into a severance agreement with Dr. Dionne. The severance agreement provides for certain payments, as described below, in the event Dr. Dionne’s employment is terminated in connection with a change in control. In the event that Dr. Dionne is terminated without cause or resigns for good reason within a period of two (2) months before or two (2) years following the consummation of a change of control, the Company would be required to pay him (i) 100% of his then annual target bonus, pro-rated by the number of calendar days in which he was employed during that particular year, and (ii) a lump sum payment in an amount equal to three (3) times his then annual salary. These payments are subject to Dr. Dionne’s execution of a release of claims against us and shall be made on the tenth business day following the effective date of the release. If any payment under the severance agreement, when combined with any other payment, would constitute a “parachute payment” within the meaning of Code Section 280G then such payment shall be either the full amount or such lesser amount that would not result in an excise tax under Code Section 280G, based upon which interpretation yields the greater after-tax amount for Dr. Dionne.

Proprietary Information, Inventions and Competition Agreement

The proprietary information, inventions and competition agreement requires Dr. Dionne to maintain the confidentiality of the Company’s intellectual property as well as the assignment of any inventions made by Dr. Dionne during his employment. The agreement also limits Dr. Dionne’s ability to compete within certain fields of interest, as defined in the agreement, for a period of 18 months following the end of his employment.

Indemnification Agreement

The indemnification agreement provides for the indemnification and defense of Dr. Dionne, in the event of litigation, to the fullest extent permitted by law. The Company has also adopted the form of indemnification agreement for use with its other executive officers, employees and directors.

The foregoing summaries of Dr. Dionne’s: (i) employment agreement; (ii) severance agreement; (iii) proprietary information, inventions and competition agreement; and (iv) indemnification agreement are qualified in their entirety by reference to the full text of the agreements which have been filed with the SEC as exhibits to our public filings.

Russell Richerson

In connection with Dr. Richerson’s employment, we have entered into: (i) an employment agreement; (ii) a proprietary information, inventions and competition agreement; and (iii) an indemnification agreement.

Employment Agreement

We employ Russell Richerson as our Chief Operating Officer pursuant to a 3 year written contract, which commenced on September 2, 2009 and expired on September 2, 2012. On September 2, 2012, 2013 and 2014, the agreement was automatically extended for an additional year pursuant to its terms. As compensation for his services during 2014 and 2013, Dr. Richerson received an annual base salary of $324,685 and $309,000 per year, respectively. Such base salary is reviewed yearly with regard to possible increase. In June of 2014, as a result of such review, our board of directors and Leadership Development and Compensation Committee adjusted Dr. Richerson’s annual base salary to $324,685, effective as of January 1, 2014. In addition, Dr. Richerson is eligible to receive annual discretionary and long term incentive bonuses as determined by the board. For 2012 and 2013, Dr. Richerson’s target bonus levels for annual discretionary bonus and long term incentive bonuses are: (i) 35%, and (ii) 100%, of base salary, respectively. In connection with our board of directors and Leadership Development and Compensation Committee’s review of Dr. Richerson’s compensation in June of 2014, his target bonus levels for annual discretionary bonus and long term incentive bonuses were adjusted to: (i) 40% and (ii) 100%, of base salary, for 2014. Commencing in 2014, the annual discretionary bonus is payable in cash and the long term incentive bonus is payable in common stock purchase options. Dr. Richerson is also entitled to receive certain payments and acceleration of outstanding equity awards in the event his employment is terminated. In the event that Dr. Richerson is terminated without cause or if he resigns for good reason, he will be entitled to eighteen (18) months of salary continuation (payable in monthly installments), eighteen (18) months of continued medical insurance coverage for Dr. Richerson and his family at a cost no less favorable than the premium co-pay charged to active employees, the acceleration of outstanding equity awards and any accrued obligations. In the event that Dr. Richerson is terminated as a result of his disability, he will be entitled to twelve (12) months of salary continuation plus any accrued obligations. Any termination payments that may become due to Dr. Richerson are contingent upon his execution of a timely separation agreement in a form acceptable to us, which shall include a release of claims against us and his resignation from the board, if applicable.

Proprietary Information, Inventions and Competition Agreement

The proprietary information, inventions and competition agreement requires Dr. Richerson to maintain the confidentiality of the Company’s intellectual property as well as the assignment of any inventions made by Dr. Richerson during his employment. The agreement also limits Dr. Richerson’s ability to compete within certain fields of interest, as defined in the agreement, for a period of 18 months following end of his employment.

Indemnification Agreement

The indemnification agreement provides for the indemnification and defense of Dr. Richerson, in the event of litigation, to the fullest extent permitted by law.

The foregoing summaries of Mr. Richerson’s: (i) employment agreement; (ii) proprietary information, inventions and competition agreement; and (iv) indemnification agreement are qualified in their entirety by reference to the full text of the agreements which have been filed with the SEC as exhibits to our public filings.

Potential Payments Upon Termination or Change- in-Control

The following table sets forth the payments that would be made to our named executive officers if his employment in accordance with his employment agreement had been terminated by us without cause, termination as a result of disability on December 31, 2014 or in the event a change in control of our Company occurred on December 31, 2014, as applicable.

Name	Terminated without cause	Terminated, change of control	Termination as a result of Disability
Craig Dionne, PhD
Salary	$1,143,450	$1,143,450	$381,150
Bonus (1)	571,725	571,725	—
Health	73,500	73,500	—
Total:	$1,788,675	$1,788,675	$381,150

Russell Richerson, PhD
Salary	489,027	$—	$324,685
Bonus (1)	454,559	—	—
Health	27,900	—	—
Total:	$971,486	$—	$324,685

(1)	Assumes all annual bonus milestones have been attained prior to termination.

GenSpera 2007 Equity Compensation Plan

Our 2007 Equity Compensation Plan (“2007 Plan”) is administered by our board or any of its committees. The purposes of the 2007 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the success of our business. The issuance of awards under our 2007 Plan is at the discretion of the administrator, which has the authority to determine the persons to whom any awards shall be granted and the terms, conditions and restrictions applicable to any award. Under our 2007 Plan, we may grant stock options, restricted stock, stock appreciation rights, restricted stock units, performance units, performance shares and other stock based awards. Our 2007 Plan authorizes the issuance of up to 1,500,000 shares of common stock for the foregoing awards per fiscal year with an aggregate of 6,000,000 shares of common stock available for issuance under the 2007 Plan. As of July 31, 2015, we have granted awards under the 2007 Plan equal to 4,492,821 shares of our common stock, and 342,000 shares have been cancelled or forfeited. Accordingly, there are 1,849,179 shares of common stock available for future awards under the 2007 Plan. In the event of a change in control, awards under the 2007 Plan will become fully vested unless such awards are assumed or substituted by the successor corporation.

GenSpera 2009 Executive Compensation Plan

Our 2009 Executive Compensation Plan, as amended (“2009 Plan”) is administered by our Board or any of its committees. The purpose of our 2009 Plan is to advance the interests of GenSpera and our shareholders by attracting, retaining and rewarding persons performing services for us and to motivate such persons to contribute to our growth and profitability. The issuance of awards under our 2009 Plan is at the discretion of the administrator, which has the authority to determine the persons to whom any awards shall be granted and the terms, conditions and restrictions applicable to any award. Under our 2009 Plan, we may grant stock options, restricted stock, stock appreciation rights, restricted stock units, performance units, performance shares and other stock-based awards. As of July 31, 2015, our 2009 Plan authorizes the issuance of up to 6,000,000 shares of our common stock for the foregoing awards, and we have granted awards under the plan equal to 4,945,874 common shares, and no shares have been cancelled or forfeited. Accordingly, there are 1,054,126 shares of common stock available for future awards under the 2009 Plan.

Deferred Compensation Plan

In July of 2011, we adopted the Executive Deferred Compensation Plan (the “Deferred Plan”). The Deferred Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The Deferred Plan is intended to be an unfunded “top hat” plan which is maintained primarily to provide deferred compensation benefits for a select group of our “management or highly compensated employees” within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and to therefore be exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA. The Deferred Plan is intended to help build a supplemental source of savings and retirement income through pre-tax deferrals of eligible compensation, which may include cash, option and stock bonus awards, discretionary cash, option and stock awards and/or any other payments which may be designated by the Deferred Plan administrator, as eligible, for deferral under the Deferred Plan from time to time. As administered, the Deferred Plan is used to defer compensation of stock awards granted under our other equity compensation plans and does not by its terms approve any grants or awards.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table summarizes the approximate aggregate fees billed to us or expected to be billed to us by our independent auditors for our 2014 and 2013 fiscal years:

Type of Fees	2014	2013

Audit Fees
Liggett, Vogt & Webb, P.A.	$50,000	$50,500
RBSM, LLP	‒	‒
Audit Related Fees
Liggett, Vogt & Webb, P.A.	7,000	2,000
RBSM, LLP	20,000	22,000
Tax Fees	4,500	4,500
All Other Fees	‒	‒
Total Fees	$81,500	$79,000

Pre-Approval of Independent Auditor Services and Fees

Our board of directors reviewed and pre-approved all audit and non-audit fees for services provided by independent registered accounting firm and has determined that the provision of such services to us during fiscal 2014 is compatible with and did not impair independence. It is the practice of the audit committee to consider and approve in advance all auditing and non-auditing services provided to us by our independent auditors in accordance with the applicable requirements of the SEC. Neither of the firms which we engaged during 2014 provided any services, other than those listed above.

AUDIT COMMITTEE REPORT

This section of the proxy statement will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under these Acts.

The Audit Committee (Committee) of the Board of Directors of GenSpera is comprised entirely of independent directors who meet the independence requirements of the NASDAQ Market Place Rules and the Securities and Exchange Commission. The Committee operates pursuant to a charter that is available on our website at www.genspera.com. To view the charter, select “Corporate Governance” under “Investor” section and then “Audit Committee” located in the Governance Docs section of such page.

The Committee oversees GenSpera’s financial reporting process and internal control structure on behalf of the Board of Directors. Management is responsible for the preparation, presentation, and integrity of the financial statements and the effectiveness of GenSpera’s internal control over financial reporting. GenSpera’s independent auditors are responsible for expressing an opinion as to the conformity of GenSpera’s consolidated financial statements with generally accepted accounting principles and as to the effectiveness of GenSpera’s internal control over financial reporting.

In performing its responsibilities, the Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements in GenSpera’s Annual Report on Form 10-K for the year ended December 31, 2014. The Committee has also discussed with the independent auditors matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

The Committee received written disclosures and the letter from the independent auditors pursuant to the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Committee concerning independence, and the Committee discussed with the auditors their independence.

Based on the reviews and discussions referred to above, the Committee unanimously recommended to the Board of Directors that the audited consolidated financial statements be included in GenSpera’s Annual Report on Form 10-K for the year ended December 31, 2014.

Scott Ogilvie – Audit Committee Chair

Peter E. Grebow, PhD – Audit Committee Member

Bo Jesper Hansen, MD, PhD – Audit Committee Member

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of four members, three of which are “independent,” as that term is defined by NASDAQ Market Place Rules.

At this year’s annual meeting, the terms of Drs. Hansen, Grebow, and Dionne and Mr. Ogilvie expire. Four (4) directors will be elected at the annual meeting to serve for a one-year term which will expire at our annual meeting in 2016. The Board of Directors has nominated Drs. Hansen, Grebow, and Dionne and Mr. Ogilvie as its directors. All four (4) individuals are currently directors of the Company. Dr. Dionne also serves as our Chief Executive Officer, Chief Financial Officer, President and Chairman of our Board. The candidates receiving the highest number of affirmative votes of the shares represented and entitled to vote at the Annual Meeting will be elected as the Company’s directors.

The sections titled “Directors, Executive Officers and Corporate Governance” beginning on page 13 of this proxy statement contain more information about the leadership skills and other experiences that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that these nominees should serve as directors of GenSpera.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

For a One Year Term Expiring at the

2016 Annual Meeting

Nominees for Term Expiring in 2016

The Nominating and Corporate Governance Committee recommended, and the Board of Directors nominated the following individuals to serve as directors

•	Craig Dionne, Ph.D
•	Bo Jesper Hansen, MD, Ph.D
•	Peter Grebow, Ph.D
•	Scott Ogilvie

Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for these nominees, who are all presently directors of GenSpera. In the event that any nominee becomes unavailable or unwilling to serve as a member of our Board of Directors, the proxy holders will vote in their discretion for a substitute nominee. The term of office of each person elected as a director will continue until the 2016 annual meeting or until a successor has been elected and qualified, or until the director’s earlier death, resignation, or removal. The nominees for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unable to serve.

Required Vote

The nominee receiving the highest number of affirmative “FOR” votes shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” these nominees.

Recommendation

Our Board of Directors Unanimously Recommends that shareholders Vote FOR the Election of all of the Nominees to the Board of Directors.

****************

PROPOSAL 2

RATIFICATION OF AUDIT COMMITTEE'S SELECTION OF LIGGETT, VOGT & WEBB, P.A. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015

The Audit Committee has selected Liggett, Vogt & Webb, P.A. as the independent registered public accounting firm for the fiscal year ending December 31, 2015. Liggett, Vogt & Webb, P.A. has served as the Company’s independent registered public accounting firm since 2012. Representatives of Liggett, Vogt & Webb, P.A. are expected to attend the Annual Meeting, either in person or telephonically, and to respond to appropriate questions, and they will have the opportunity to make a statement if they wish.

We are asking our shareholders to ratify the selection of Liggett, Vogt & Webb, P.A. as our independent registered public accounting firm. Although ratification is not required, our Board is submitting the selection of Liggett, Vogt & Webb, P.A. to shareholders for ratification because we value our shareholders' views on our independent registered public accounting firm and as a matter of good corporate practice. In the event shareholders fail to ratify the appointment of Liggett, Vogt & Webb, P.A., the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that the change would be in the best interests of the Company and our shareholders.

The Company has been informed Liggett, Vogt & Webb, P.A. that, to the best of their knowledge, neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company or its affiliates.

Required Vote

Ratification of the appointment of Liggett, Vogt & Webb, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2015 requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of Liggett, Vogt & Webb, P.A.

Recommendation

Our Board of Directors recommends a vote FOR the ratification of the appointment of LiggetT, Vogt & Webb, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

****************

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company provides its shareholders with the opportunity to cast an annual advisory vote to approve the compensation of its named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the compensation tables and the narrative disclosures that accompany the compensation tables) (a “ say-on-pay proposal ”). The Company believes it is appropriate to seek and take into account the views of shareholders on the design and effectiveness of the Company’s executive compensation program.

The Company’s goal for its executive compensation program is to attract, motivate, and retain a talented, entrepreneurial and creative team of executives who will provide leadership for the Company’s success in dynamic and competitive markets. The Company seeks to accomplish this goal in a way that rewards performance and is aligned with its shareholders’ long-term interests. The Company believes its executive compensation program, which emphasizes long-term equity awards, satisfies this goal and is strongly aligned with the long-term interests of its shareholders. The Board has determined that the compensation paid to our named executives is in line with that of comparable companies.

This is the first time we have provided our shareholders with the opportunity to cast advisory votes to approve the compensation of named executive officers.

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, the Board of Directors will request the shareholders vote to approve the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the compensation tables and the narrative disclosures that accompany the compensation tables), is hereby approved.”

As an advisory vote, this proposal is not binding on the Company, the Board of Directors or the Leadership Development and Compensation Committee, and will not be construed as overruling a decision by the Company, the Board of Directors or the Leadership Development and Compensation Committee or creating or implying any additional fiduciary duty for the Company, the Board of Directors or the Leadership Development and Compensation Committee. However, the Leadership Development and Compensation Committee and the Board of Directors value the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions regarding named executive officers.

The Company does not have a current policy with regard to the frequency with which to provide shareholders with an opportunity to approve the compensation of the named executive officers. The shareholders will vote on such frequency at this Annual Meeting (see Proposal 4 below).

Vote Required

You may vote for or against the following resolution, or you may abstain. Approval of this proposal requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Because this vote is advisory, it will not be binding upon our Board of Directors. However, the Leadership Development and Compensation Committee will consider the outcome of the vote, along with other relevant factors, in evaluating its executive compensation program.

Recommendation

Our Board of Directors recommends a vote “FOR” the approval of the foregoing resolution.

****************

PROPOSAL 4

ADVISORY VOTE TO APPROVE THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY 1, 2 OR 3 YEARS

As required by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the Board of Directors is requesting shareholders to vote, on a non-binding advisory basis the Board of Directors is conducting a non-binding, advisory vote on the frequency with which it will seek the non-binding shareholders’ advisory vote on executive compensation, similar to Proposal Number 3 in this proxy statement in future years. GenSpera is required to hold the say-on-pay vote at least once every three years. Accordingly, shareholders may vote that the advisory vote on executive compensation be held in the future as follows:

•	Every year;

•	Every two years; or

•	Every three years.

Shareholders may also abstain from voting on this proposal. In considering your vote, you may wish to review the information presented in connection with Proposal Number 3 in this proxy statement, as well as the Executive Compensation Tables and narrative disclosures sections of this proxy statement, which provide a more detailed discussion of our executive compensation.

Our Board of Directors has determined that holding a “say-on-pay” vote every three years is most appropriate for GenSpera and recommends that you vote to hold such advisory vote in the future every third year, for the following reasons.

•	A triennial vote encourages a longer-term evaluation of compensation history and business results.

The Board of Directors believes that there is some risk that an annual advisory vote on executive compensation could lead to a short-term shareholder perspective regarding executive compensation that does not align well with the longer-term approach used by our Leadership Development and Compensation Committee. We believe a three-year cycle for the shareholder advisory vote will provide investors the most meaningful timing alternative by which to evaluate the effectiveness of our executive compensation strategies and their alignment with GenSpera’s performance, financial results and business.

•	A triennial vote provides our Leadership Development and Compensation Committee with adequate time to consider the results of say-on-pay votes and other shareholder input.

A triennial “say-on-pay” vote allows the Board of Directors to respond to shareholder sentiment and effectively implement any desired changes to executive compensation policies, practices and programs.

The Board of Directors believes that a triennial vote would not foreclose shareholder engagement on executive compensation during interim periods. shareholders can currently provide input directly to the Board of Directors, its committees or individual directors as indicated in the section of this proxy entitled “Directors, Executive Officers and Corporate Governance – Communications with Directors.” Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our shareholders to communicate their views on GenSpera’s executive compensation programs.

The Board of Directors weighed these reasons against the arguments in support of conducting the advisory vote annually or biannually. In particular, the Board of Directors considered the value of the opportunity for shareholder input at each annual meeting, as well as the belief that annual votes would promote greater accountability on executive compensation. Although the Board of Directors believes that these and other positions put forth in favor of an annual “say-on-pay” vote are not without merit, on balance, the Board of Directors believes that a triennial approach is most appropriate for GenSpera and recommends such manner of voting to shareholders. The Leadership Development and Compensation Committee intends to periodically reassess that view and, if it determines appropriate, may provide for an advisory vote on executive compensation on a more frequent basis.

Required Vote

The frequency that receives the highest number of votes cast will be deemed to be the frequency selected by the shareholders. Because this vote is advisory, it will not be binding upon our Board of Directors. However, the Leadership Development and Compensation Committee will consider the outcome of the shareholder vote, along with other relevant factors, in recommending a voting frequency to our Board of Directors.

Recommendation

Our Board of Directors recommends a vote for a frequency of once every “3 YEARS” for the shareholder advisory vote on compensation awarded to our named executive officers.

****************

PROPOSAL 5

APPROVAL OF AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO AUTHORIZE A REVERSE STOCK SPLIT

The Board of Directors has approved and recommended a proposal to amend our amended and restated Certificate of Incorporation (“Certificate”) to authorize our Board of Directors to effect a reverse stock split of all of our outstanding common stock at a ratio of not less than 1-for-2 and not more than 1-for-30, with our Board having the discretion as to whether or not the reverse split is to be effected, and with the exact ratio of any reverse split to be set at a whole number within the above range as determined by our Board of Directors in its sole discretion. The proposal provides that the Board of Directorswill have sole discretion to elect, at any time before the first anniversary date of this annual meeting of shareholders (“Annual Meeting”), as it determines to be in the best interest of GenSpera, whether or not to effect the reverse split, and, if so, the number of our shares of common stock, between and including 1-for-2 and 1-for-30, which will be combined into one share of our common stock. The Board of Directors believes that the availability of alternative reverse split ratios will provide it with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for us and our shareholders. In determining whether to implement the reverse split following the receipt of shareholder approval, our Board may consider, among other things, factors such as:

•	the historical trading price and trading volume of our common stock;

•	the then prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse split on the trading market for our common stock;

•	the potential to have our shares of common stock listed on a national stock exchange;

•	the anticipated impact of the reverse split on our ability to raise additional financing;

•	which alternative split ratio would result in the greatest overall reduction in our administrative costs; and

•	prevailing general market and economic conditions.

If the Board of Directors determines that effecting the reverse split is in the best interest of GenSpera, the reverse split will become effective upon the filing of an amendment to our Certificate with the Secretary of State of the State of Delaware. The amendment filed thereby will set forth the number of shares to be combined into one share of our common stock within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each shareholder will hold the same percentage of our outstanding common stock immediately following the reverse split as such shareholder holds immediately prior to the reverse split.

Reasons for the Reverse Stock Split

The Board of Directors believes that a reverse stock split is desirable for two reasons. First, the Board of Directors believes that a reverse stock split could improve the marketability and liquidity of our common stock. Second, the Board of Directors believes that a reverse stock split may facilitate the listing of our common stock on a stock exchange such as The NASDAQ Stock Market or New York Stock Exchange.

Marketability

Our Board believes that the increased market price of our common stock expected as a result of implementing a reverse split could improve the marketability and liquidity of our stock and will encourage interest and trading in our stock. Theoretically, the number of shares outstanding and the per share price should not, by themselves, affect the marketability of our common stock, the type of investor who acquires them, or our reputation in the financial community. However, in practice, this is not necessarily the case, as many investors look upon low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment in such securities. Our Board of Directors is aware of the reluctance of many leading brokerage firms to recommend low-priced stocks to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Institutional investors typically are restricted from investing in companies whose stocks trade at less than $4.00 per share. Stockbrokers are also subject to restrictions on their ability to recommend stocks trading at less than $5.00 per share because of the general presumption that such securities may be highly speculative. In addition, the structure of trading commissions tends to have an adverse impact upon holders of low-priced stocks because the brokerage commission on a sale of such securities generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.

The reverse split is intended, in part, to result in a price level for our common stock that will increase investor interest and eliminate the resistance of brokerage firms. On [*], 2015 the closing bid price for our common stock, as reported by the OTC Market Group, was $[*] per share. No assurances can be given that the market price for our common stock will increase in the same proportion as the reverse split or, if increased, that such price will be maintained. In addition, no assurances can be given that the reverse split will increase the price of our common stock to a level in excess of the $5.00 threshold discussed above or otherwise to a level that is attractive to brokerage houses and institutional investors.

Stock Exchange Requirements

Our common stock is currently traded on the OTCQB tier of the OTC Markets Group (“OTCQB”). Such trading market is considered to be less efficient than that provided by a stock exchange such as The NASDAQ Stock Market or New York Stock Exchange. The Board of Directors is currently considering whether to seek to have our common stock listed on a stock exchange such as the NASDAQ Stock Market or the New York Stock Exchange. In order for us to list our common stock on such national exchanges, we must fulfill certain listing requirements, including minimum bid price requirements for our common stock.

No assurance can be given that, even if we satisfy the listing requirements of The NASDAQ Stock Market or the New York Stock Exchange, that we will apply to have our common stock listed on either exchange, or that, if we do so apply, that our application will be approved, or that, if our common stock is listed on either exchange, we will be able to satisfy the maintenance requirements for continued listing.

Effects of the Reverse Split

If the reverse stock split is approved and implemented, the principal effect will be to decrease the number of outstanding shares of our common stock. We have registered our common stock under Section 12(g) of the Securities Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. Our shares of common stock currently trade on the OTCQB. The reverse stock split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the OTCQB. Following the reverse stock split, our common stock will continue to be listed on the OTCQB under the symbol “GNSZ,” although it will be considered a new listing with a new CUSIP number.

Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed reverse stock split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the reverse stock split will generally continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after the reverse stock split. Moreover, the number of shareholders of record will not be affected by the reverse stock split (except to the extent any shareholders are cashed out as a result of holding fractional shares).

Board Discretion to Implement or Abandon Reverse Split

The reverse split will be effected, if at all, only upon a determination by the Board of Directors that the reverse split (with an exchange ratio determined by Board of Directors as described above) is in the best interest of GenSpera. Such determination shall be based upon certain factors, including, but not limited to, our ability to meet stock exchange listing requirements, existing and expected marketability and liquidity of our common stock and the expense of effecting the reverse split. Notwithstanding approval of the reverse split by our shareholders, the Board of Directors may, in its sole discretion, abandon the proposal and determine, prior to the effectiveness of any filing with the Secretary of State of the State of Delaware, not to effect the reverse split. If the Board of Directors fail to implement the reverse split on or prior to the first anniversary date of this Annual Meeting, shareholder approval again would be required prior to implementing any reverse stock split.

Effective Date

The Board of Directors will have discretion as to whether or not to effect the reverse split at any time prior to the first anniversary date of this Annual Meeting. If implemented by the Board of Directors, the reverse split would become effective upon the filing of an amendment to our Certificate with the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the shareholders, into new shares of common stock in accordance with the reverse split ratio determined by the Board of Directors within the limits set forth in this proposal.

Authorized Shares of Common Stock

The reverse stock split will not change the number of authorized shares of common stock but by virtue of the total number of shares decreasing, it will increase the number of authorized shares available for future issuance for corporate needs such as equity financing, stock splits and stock dividends, employee benefit plans, or other corporate purposes as may be deemed by the Board of Directors to be in the best interests of GenSpera. The Board of Directors believes that such increase in available shares for future issuance as a result of the stock split will be appropriate to fund our future operations. It will also provide us with greater flexibility in the future to take advantage of market conditions or favorable opportunities without the potential expense or delay incident to obtaining shareholder approval to increase our authorized capital.

Fractional Shares

No fractional shares of common stock will be issued as a result of the reverse split. Instead, shareholders who otherwise would be entitled to receive fractional shares will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing price of our shares of common stock on the day immediately preceding the effective date of the reverse split, as reported on the OTC Markets Group (or, if the closing price of our common stock is not then reported on the OTC Markets Group, then the fair market value of our shares of common stock as determined by our Board) by (ii) the number of shares of our common stock held by such shareholder that would otherwise have been exchanged for such fractional share interest.

Effects of Reverse Stock Split

The following table summarizes the effects of the reverse stock split in the event of the minimum and maximum reverse split amounts:

	Pre-Reverse Stock Split	Post-Reverse Stock Split*

1-For-2 Reverse Split
Common Stock — Issued and Outstanding	37,207,356	18,603,678
Common Stock — Authorized	150,000,000	150,000,000

Preferred Stock — Issued and Outstanding	0	0
Preferred Stock — Authorized	30,000,000	30,000,000

1-For-30 Reverse Split
Common Stock — Issued and Outstanding	37,207,356	1,240,246
Common Stock — Authorized	150,000,000	150,000,000

Preferred Stock — Issued and Outstanding	0	0
Preferred Stock — Authorized	30,000,000	30,000,000

*Number of shares issued and outstanding are approximate as the figures do not take into account payments required for fractional shares.

Potential Anti-Takeover Effects

The reverse stock split will have the effect of increasing the proportion of unissued authorized shares to issued shares.  Under certain circumstances this may have an anti-takeover effect.   These  authorized  but unissued  shares could be used by the Company to oppose a hostile  takeover  attempt or to delay or prevent a change of control or changes in or removal of the Board of  Directors,  including a  transaction  that may be favored by a majority of our  shareholders  or in which our  shareholders  might receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further shareholder approval, the Board of Directors could issue and sell shares thereby diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or to propose or complete a tender offer or business combination involving us and potentially strategically placing shares with purchasers who would oppose such a change in the Board of Directors or such a transaction.

Although an increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have a potential anti-takeover effect, amending our Certificate is not in response to any effort of which we are aware to accumulate the shares of our Common Stock or obtain control of GenSpera.  There are no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

The Board of Directors does not intend to use the consolidation as a part of a first step in a "going private" transaction pursuant to Rule 13e-3under the Exchange Act. Moreover, we are currently not engaged in any negotiations and otherwise have no specific plans to use the additional authorized shares for any acquisition, merger or consolidation.

Other Effects

If approved, the reverse split may result in some shareholders owning “odd-lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Exchange of Stock Certificates

As soon as practicable after the effective date, shareholders will be notified that the reverse split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the “Exchange Agent.” Holders of pre-reverse split shares (“Old Shares”) will be asked to surrender to the Exchange Agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares (“New Shares”) in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent. shareholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

No Appraisal Rights

Under applicable Delaware law, our shareholders are not entitled to dissenter’s or appraisal rights with respect to the reverse stock split and we would not independently provide our shareholders with any such right.

Material U.S. Federal Income Tax Consequences

The following summary describes the material U.S. federal income tax consequences of the proposed reverse stock split to holders of our common stock, but does not purport to be a complete analysis of all potential tax effects. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change may be applied retroactively in a manner that could adversely affect a holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position regarding the tax consequences of the proposed reverse stock split.

This discussion is limited to holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to special rules or to holders that are partnerships for U.S. federal income tax purposes. Holders should consult their own tax advisors regarding the U.S. federal, state, local, and foreign income and other tax consequences of the proposed reverse stock split.

Tax Consequences to U.S. Holders

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our common stock who is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The proposed reverse stock split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash received in lieu of fractional shares, no gain or loss will be recognized upon the proposed reverse stock split. Accordingly, the aggregate tax basis in the New Shares should equal the aggregate tax basis in the Old Shares (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the New Shares should include the holding period for the Old Shares.

A U.S. holder who receives cash in lieu of a fractional share of our common stock pursuant to the proposed reverse stock split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the Old Shares that is allocated to such fractional share of our common stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder has held the Old Shares for more than one year as of the effective date of the proposed reverse stock split. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding. Information returns generally will be required to be filed with the IRS with respect to the receipt of cash in lieu of a fractional share of our common stock by a U.S. holder pursuant to the proposed reverse stock split unless such U.S. holder is an exempt recipient. In addition, U.S. holders may be subject to backup withholding on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).

Generally, a non-U.S. holder will not recognize any gain or loss upon the proposed reverse stock split. In particular, any gain or loss realized with respect to cash received in lieu of a fractional share generally will not be subject to U.S. federal income or withholding tax unless (a) such gain or loss is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), (b) the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the proposed reverse stock split and certain other conditions are met, or (c) our common stock constitutes a U.S. real property interest by reason of our status as U.S. real property holding corporation for U.S. federal income tax purposes.

Gain described in clause (a) above generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items. A non-U.S. holder described in clause (b) above will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain realized with respect to cash received in lieu of a fractional share, which may be offset by certain U.S. source capital losses, even though the non-U.S. holder is not considered a resident of the United States. With respect to clause (c) above, we believe we are not currently and do not anticipate becoming a U.S. real property holding corporation. If we are or have been a U.S. real property holding corporation, any gain realized with respect to cash received in lieu of a fractional share may be treated as effectively connected with the conduct a trade or business in the United States subject to U.S. federal income tax and the cash proceeds may also be subject to a 10% withholding tax.

Information Reporting and Backup Withholding. In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the proposed reverse stock split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS.

Required Vote

The affirmative vote of a majority of the outstanding shares of common stock entitled to vote on this Proposal 5 will be required to amend our Certificate to authorize the proposed reverse stock split. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE shareholders VOTE TO AMEND OUR CERTIFICATE OF INCORPORATION TO AUTHORIZE A REVERSE STOCK SPLIT. PROXIES SOLICITED BY OUR BOARD WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

****************

ANNUAL REPORT ON FORM 10-K AND OTHER SEC FILINGS

Enclosed herewith is the Company’s Annual Report on Form 10-K for the 2014 fiscal year. Additional copies may be requested in writing. Such requests should be submitted to Craig Dionne, GenSpera, Inc. 2511 N Loop 1604 W, Suite 204, San Antonio, Texas 78258. Exhibits to Form 10-K will also be provided upon specific request. Please submit all requests for additional paper or e-mail copies of the materials by November 1, 2015 in order to ensure receipt prior to the Annual Meeting. The materials will be provided without charge. You can obtain copies of this Proxy statement, our Annual Report and exhibits, as well as other filings we make with the SEC, on the SEC's website at www.sec.gov. or on GenSpera’s website at www.genspera.com.

We have not incorporated by reference into this Proxy Statement the information in, or that can be accessed through, our website or social media channels, and you should not consider it to be a part of this Proxy Statement.

OTHER MATTERS

We have not received notice of and do not expect any matters to be presented for a vote at the meeting, other than the proposals described in this proxy statement. If you grant a proxy, each of the persons named as proxy holder, Craig Dionne and Russell Richerson, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason, any of our nominees are not available as a candidate for director, the proxy holder will vote your proxy for such other candidate or candidates nominated by our Board of Directors.

By Order of the Board of Directors

/s/ Craig Dionne, Ph.D
[*], 2015	Chairman of the Board

ANNUAL MEETING OF SHAREHOLDERS OF

GENSPERA, INC.

November 13, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement, Annual Report and proxy card are available at http://www.astproxyportal.com/ast/15944/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20433040300000000000 8   111315

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS "FOR" PROPOSALS 2, 3 AND 5 AND FOR "3 YEARS" ON PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposals 2, 3 and 5, and for "3 YEARS" on Proposal 4.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

GENSPERA, INC.

Proxy for Annual Meeting of Shareholders on November 13, 2015

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Craig Dionne, Ph.D and Russell Richerson, Ph.D, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of GenSpera, Inc., to be held November 13, 2015 at 10:00 a.m. CST, 2511 N Loop 1604 W, Suite 204, San Antonio, TX 78258, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

1.1 14475

ANNUAL MEETING OF SHAREHOLDERS OF

GENSPERA, INC.

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement, Annual Report and proxy card are available at http://www.astproxyportal.com/ast/15944/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20433040300000000000 8 111315

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS "FOR" PROPOSALS 2, 3 AND 5 AND FOR "3 YEARS" ON PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "**FOR ALL EXCEPT**" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposals 2, 3 and 5, and for "3 YEARS" on Proposal 4.**

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.